EXHIBIT 99.1
Freenome Reports Third Quarter 2026 Financial Results

– Third-quarter results reflect revenue of $183.5 million driven by the FDA approval of SimpleScreen™ CRC –

– Entered the public market and raised gross proceeds of $310 million –

BRISBANE, Calif. (Nov. 10, 2026) — Freenome, Inc. (NASDAQ: FRNM), a personalized cancer detection company using an AI-driven multiomics platform to optimize single- and multi-cancer blood tests, today reported its financial results for the third quarter ended September 30, 2026, and provided guidance for 2026.

Third Quarter Financial Highlights

•Total revenue was $183.5 million for the third quarter of 2026, driven primarily by $180.0 million recognized under our collaboration and license agreement following FDA approval of SimpleScreen CRC, compared to $1.0 million for the third quarter of 2025.
•License and collaboration revenue was $182.5 million, and service and other revenue was $0.9 million for the third quarter of 2026.
•GAAP net income was $60.1 million for the third quarter of 2026, compared to a GAAP net loss of $64.5 million for the third quarter of 2025.
•Went public on the Nasdaq Capital Market on July 21, 2026, under the ticker symbol FRNM, having raised approximately $310 million in gross proceeds from top healthcare investors.
•Cash, cash equivalents and marketable securities totaled $430.0 million as of September 30, 2026.
•Net cash provided by operating activities was $38.4 million for the third quarter of 2026.
•Adjusted EBITDA, a non-GAAP financial measure, was $117.9 million for the third quarter of 2026, compared to negative $56.3 million for the corresponding period in 2025. See “Non-GAAP Financial Measures” below.
•Completed the conversion of approximately $50.5 million of principal and accrued interest under the Abbott convertible note into approximately 3.4 million shares at $15.00 per share. Upon the closing of the business combination in July 2026, the Roche convertible note was converted into approximately 6.4 million shares at $12.00 per share.

Recent Operating Highlights

•Received FDA approval on July 24, 2026, for SimpleScreen™ CRC, a blood-based screening test for adults 45 and older at average risk for colorectal cancer, triggering a $100 million milestone payment under Freenome’s collaboration and exclusive U.S. commercial license agreement with Exact Sciences (assumed by Abbott after acquisition).
•Reported topline results from an updated version of SimpleScreen™ CRC. The study met all primary and secondary endpoints and showed improved detection of advanced precancerous lesions, including lesions with high-grade dysplasia.
•Under the commercial license agreement, the Freenome-developed SimpleScreen™ CRC test was launched by Abbott on September 30, 2026 in the United States.
•Subsequent to quarter-end in October, expanded the Personalized Cancer Detection (PCD) portfolio with the launch of SimpleScreen™ Lung and the option to add SimpleScreen CRC in a single blood draw, for individuals eligible for both screenings. SimpleScreen Lung is a protein-based laboratory-developed screening test for adults ages 50 to 80 with a significant smoking history who are not currently participating in guideline-recommended screening.
•Received FDA Breakthrough Device Designation for the multiomics version of the SimpleScreen Lung test that is currently being developed.
•Advanced development of the AI-powered multiomics discovery platform for the PCD pipeline, with the next two single-cancer readouts anticipated in December and our first asymptomatic multi-cancer detection readout in mid 2027.

“Freenome made meaningful progress in its first quarter as a public company, executing on our strategic partnerships and strengthening our operating foundation,” said Aaron Elliott, Ph.D., CEO of Freenome. “With SimpleScreen CRC approved by the FDA and our lung program advancing, we remain focused on expanding access to blood-based early cancer detection. Looking ahead, we believe the opportunity is substantial as our multiomics AI platform positions us to build a portfolio of single-cancer and multi-cancer tests that has the potential to truly transform how cancer is detected.”

	Three Months Ended September 30, (Unaudited)			Nine Months Ended September 30, (Unaudited)
Revenue ($ in thousands)	2026	2025	%	2026	2025	%
License and Collaboration	$182,547	$—	100%	$187,702	$—	100%
Service and Other	$942	$1,035	(9)%	$2,283	$2,530	(10)%
Total Revenue	$183,489	$1,035	17,628%	$189,985	$2,530	7,409%

Third Quarter 2026 Financial Results

For the three months ended September 30, 2026, total revenue was $183.5 million, compared to $1.0 million for the same period in 2025, an increase of $182.5 million. License and Collaboration revenue was $182.5 million, compared to none in 2025. Service and Other revenue was $0.9 million, compared to $1.0 million in 2025.

Total operating costs and expenses were $113.5 million for the third quarter of 2026, compared to $66.3 million for the third quarter of 2025, an increase of $47.2 million that was primarily driven by transaction and stock-based compensation costs related to the closing of the business combination. Research and development expense was $68.4 million and general, and administrative expense was $44.6 million for the third quarter of 2026.

GAAP net income was $60.1 million for the third quarter of 2026, compared to a GAAP net loss of $64.5 million for the corresponding period in 2025. Non-GAAP net income was $114.0 million for the third quarter of 2026, compared to a non-GAAP net loss of $61.4 million for the corresponding period in 2025.

Adjusted EBITDA was $117.9 million for the third quarter of 2026, compared to negative $56.3 million for the corresponding period in 2025.

Net cash provided by operating activities was $38.4 million for the third quarter of 2026, compared to net cash used in operating activities of $42.0 million for the same period in 2025. Free cash flow was $35.7 million for the third quarter of 2026, compared to negative $44.8 million for the same period in 2025. Non-GAAP net income (loss), Adjusted EBITDA and free cash flow are non-GAAP financial measures.

See “Non-GAAP Financial Measures” below for definitions of these measures and the tables following the condensed consolidated financial statements for reconciliations to the most directly comparable GAAP financial measures.

2026 Guidance

Freenome expects full year 2026 total revenue of $192 million to $194 million, reflecting contributions from license and collaboration agreements, research and development services, and early commercial activities.

Webcast and Conference Call Information

Freenome will host a conference call and webcast to discuss its third-quarter 2026 financial results on November 10, 2026, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. The webcast will be available through the “News & Events” section of Freenome’s investor relations website at investors.freenome.com. A replay will be available following the call.

Non-GAAP Financial Measures

Freenome prepares its financial statements in accordance with U.S. generally accepted accounting principles (GAAP). To supplement its GAAP financial results, this press release also contains certain measures, on a non-GAAP basis. The non-GAAP measures presented in this release are non-GAAP net income (loss), Adjusted EBITDA and free cash flow. These non-GAAP financial measures are not prepared in accordance with, and are not alternative to, GAAP, and should be read only in conjunction with Freenome’s financial statements prepared in accordance with GAAP.

Non-GAAP net income (loss) is adjusted as shown in the reconciliation below. The adjustments include stock-based compensation and amortization of acquisition-related intangible assets. The reconciliation separately identifies the loss on remeasurement of the convertible note. Ordinary depreciation is not excluded from non-GAAP net income (loss).

Adjusted EBITDA is defined as net income (loss) adjusted for interest and investment income, interest expense, other income (expense), net, depreciation and amortization, stock-based compensation, and the convertible-note remeasurement loss, which is presented as a separate adjustment in the reconciliation. We believe Adjusted EBITDA provides supplemental information to help investors evaluate financial performance across periods. The reconciliation of GAAP net income (loss) to Adjusted EBITDA is provided below.

Free cash flow is defined as net cash provided by (used in) operating activities less purchases of property and equipment in the period. Freenome believes free cash flow is a useful supplemental liquidity measure for investors because it reflects the cash generated from (used in) its operations after investment in property and equipment. Free cash flow does not represent the residual cash flow available for discretionary expenditures because it does not deduct all mandatory payments or other contractual obligations, including any required debt principal repayments. Free cash flow should not be considered in isolation from, or as a substitute for, net cash provided by (used in) operating activities, investing activities or financing activities.

Freenome believes non-GAAP net income (loss), when considered with GAAP net income (loss), is useful to investors because it provides a supplemental way to assess period-to-period changes in reported net income by showing the effects of stock-based compensation, acquisition-related intangible amortization and convertible-note remeasurement. Stock-based compensation is recurring and expected to remain a significant cost of our business.

Non-GAAP financial measures are not uniformly defined, and Freenome’s non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures reported by other companies.

These non-GAAP financial measures should not be considered in isolation or as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. Among other limitations, these financial measures exclude certain expenses, and gains and losses that are required to be recorded by GAAP and therefore do not reflect all costs of Freenome’s business.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, as applicable, are provided in the tables following the condensed consolidated financial statements.

About Freenome

Freenome is an early cancer detection company developing blood-based screening tests to identify cancer in its earliest, most treatable stages. The company’s proprietary AI-driven multiomics discovery platform analyzes circulating cell-free DNA methylation patterns at single-base resolution alongside additional biomarkers to detect multiple cancers. Freenome’s development of FDA-approved SimpleScreen CRC for colorectal cancer screening and a pipeline of tests for lung cancer and additional single- and multi-cancer indications is designed to increase cancer screening participation among millions of at-risk individuals.

Forward-looking statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements include, without limitation, statements regarding the anticipated benefits of Freenome’s strategic partnerships, collaboration and license agreements; the design and conduct of clinical trials with Freenome’s product candidates, including expected timelines for clinical data readouts; the commercialization, adoption and potential impact of SimpleScreen CRC; the development, clinical evaluation and regulatory review of SimpleScreen Lung and other tests; ongoing and planned regulatory interactions and Freenome’s beliefs regarding those interactions; the potential benefits of Freenome’s multiomics and artificial intelligence platform; the timing and potential benefits of operating-efficiency initiatives, including the transition of facility-management services; Freenome’s expectations and assumptions regarding the future of its business, including its expectations for full-year 2026 total revenue, expenses, cash use and liquidity; Freenome’s cash runway and the sufficiency of its cash and cash equivalents to fund its operations; and Freenome’s business strategy and prospects.

These statements are based on Freenome’s current views, plans, intentions, expectations, strategies and prospects, which are based on information currently available to Freenome and assumptions it has made. Although Freenome believes these statements are reasonable, it cannot guarantee that its plans, intentions, expectations, strategies or prospects will be attained or achieved. Many actual events and circumstances are beyond the control of Freenome. Actual results may differ materially from those described in these statements because of risks and uncertainties, including risks related to regulatory approval and review timelines; clinical studies and validation; reimbursement and market adoption; competition; partnerships and commercialization; manufacturing, laboratory operations and supply; protection of intellectual property; the ability to attract and retain personnel; the ability to raise additional capital; changes in domestic and foreign business, economic, political and legal conditions; litigation; and the other risks described in documents that Freenome has filed or will file with the Securities and Exchange Commission.

In addition, forward-looking statements reflect Freenome’s expectations, plans, forecasts of future events or views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. Freenome anticipates that subsequent events and developments will cause its assessments to change. These forward-looking statements should not be relied upon as any guarantee, assurance, prediction or definitive statement of fact or probability or as representing Freenome’s assessments as of any date subsequent to the date of this press release. Freenome undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

Investor Contact
Gilmartin Group LLC
investor-relations@freenome.com

Media Contact
Ryan Flinn
The Grace Group
ryan@gracegroup.us
media@gracegroup.us

FREENOME, INC.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
License and collaboration revenue	$182,547	$—	$187,702	$—
Service and other revenue	942	1,035	2,283	2,530
Total revenue	183,489	1,035	189,985	2,530
Operating costs and expenses:
Cost of services	478	611	1,415	1,494
Research and development	68,417	50,627	174,804	145,486
General and administrative	44,628	15,055	71,252	41,070
Total operating costs and expenses	113,523	66,293	247,471	188,050
Income (loss) from operations	69,966	(65,258)	(57,486)	(185,520)
Other income (expense), net:
Interest and investment income	2,969	1,420	5,698	5,137
Interest expense	(1,188)	(644)	(8,951)	(646)
Convertible note remeasurement loss	(11,631)	—	(11,731)	—
Other income (expense), net	(6)	13	(8)	(45)
Net income (loss)	$60,110	$(64,469)	$(72,478)	$(181,074)

Net income (loss) per share of common stock outstanding
Basic	0.60	(0.95)	(0.92)	(2.66)
Diluted	0.58	(0.95)	(0.92)	(2.66)
Weighted-average shares outstanding
Basic	100,174,038	68,016,817	78,885,912	67,998,124
Diluted	103,221,841	68,016,817	78,885,912	67,998,124

FREENOME, INC.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except shares and par value data)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$180,379	$78,558
Marketable securities	249,593	138,106
Accounts receivable	8,821	1,307
Inventory	1,885	—
Prepaid expenses and other current assets	20,307	8,520
Total current assets	460,985	226,491
Property and equipment, net	154,537	155,776
Operating lease right-of-use assets, net	95,171	97,055
Intangible assets, net	2,486	3,300
Goodwill	10,513	10,513
Other long-term assets	279	4,800
Restricted cash	9,560	9,118
Total assets	$733,531	$507,053
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,279	$6,084
Accrued compensation and other related benefits	12,466	13,424
Accrued expenses and other current liabilities	3,689	3,783
Deferred revenue, current	—	7,123
Current portion of lease liabilities	11,765	10,114
Total current liabilities	36,199	40,528
Long-term liabilities:
Lease liabilities, net of current portion	189,894	199,015
Convertible note, at fair value	—	41,600
Convertible note, related party	—	60,895
Deferred revenue, non-current	24,594	49,138
Other long-term liabilities	1,515	15,433
Total liabilities	252,202	406,609
Commitments and contingencies (Note 13)
Stockholders’ equity
Preferred stock, $0.0001 par value – 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value – 1,000,000,000 shares authorized; 110,870,300 and 67,944,192 shares issued and outstanding as of September 30, 2026, and December 31, 2025, respectively.	11	7
Additional paid-in capital	1,901,263	1,447,410
Accumulated other comprehensive gain (loss)	(362)	132
Accumulated deficit	(1,419,583)	(1,347,105)
Total stockholders’ equity	481,329	100,444
Total liabilities and stockholders’ equity	$733,531	$507,053

FREENOME, INC
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$60,110	$(64,469)	$(72,478)	$(181,074)
Amortization of intangible assets	271	272	815	800
Stock-based compensation expense	41,944	2,831	47,581	7,845
Convertible note remeasurement loss	11,631	—	11,731	—
Non-GAAP net income (loss)	$113,956	$(61,366)	$(12,351)	$(172,429)

FREENOME, INC
U.S. GAAP to Non-GAAP Reconciliation
Adjusted EBITDA
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$60,110	$(64,469)	$(72,478)	$(181,074)
Interest and investment income	(2,969)	(1,420)	(5,698)	(5,137)
Interest expense	1,188	644	8,951	646
Other income (expense), net	6	(13)	8	45
Convertible note remeasurement loss	11,631	—	11,731	—
Amortization of intangible assets	271	272	815	800
Depreciation	5,715	5,852	17,481	17,338
Stock-based compensation expense	41,944	2,831	47,581	7,845
Adjusted EBITDA	$117,896	$(56,303)	$8,391	$(159,537)

FREENOME, INC.
U.S. GAAP to Non-GAAP Reconciliation
Operating Cash Flow to Free Cash Flow
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$38,414	$(42,036)	$(58,696)	$(141,682)
Purchases of property and equipment	(2,760)	(2,785)	(15,248)	(20,349)
Free cash flow	$35,654	$(44,821)	$(73,944)	$(162,031)